UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Silver Star Properties REIT, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On June 24, 2025, Silver Star Properties REIT, Inc. (“Silver Star” or the “Company”) is issued a News Release citing key growth and operational milestones in its self-storage business. Highlights include the transition to full internal management effective July 1, strong occupancy gains across multiple facilities, and successful implementation of community-based marketing strategies. These efforts have enhanced revenue performance and positioned the platform for continued expansion amid favorable industry conditions.

We thank you for your continued support and confidence as we complete our transition to full operational control and urge you to vote FOR our strategic pivot to self-storage—an essential step in securing long-term value and strengthening our collective future.

Please see below, and attached Exhibit 99.1, for additional details.

Exhibit Index

Exhibit Number	Exhibit Description
99.1	News Release - Silver Star Properties REIT, Inc. dated June 24, 2025 - Silver Star Rising

June 24, 2025

Silver Star Storage: Operational Momentum & Strategic Milestone

Dear Shareholders,

We are pleased to share an exciting update on Silver Star Storage’s continued growth and operational progress.

Effective July 1, 2025, Silver Star will assume full internal management of all self-storage properties – marking a major milestone in our strategy to deliver consistent, scalable results. With this move, we gain direct control over every aspect of operations, allowing us to fully deploy our proven marketing and management playbook.

Silver Star’s CEO Gerald Haddock commented: “The transition from third-party management to our in-house team has been seamless. Led by COO David Wheeler, Director of Operations David Strickland, and CIO Daniel Robinson overseeing IT and accounting, this shift positions Silver Star to exceed the growth expectations outlined in our original underwriting. We are excited about the future.”

Our Neighborly Community Connect marketing strategy is already delivering measurable performance improvements:

•Virginia Parkway (McKinney, TX): Occupancy increased from 74% under previous management to 89% under Silver Star’s leadership.
•Kirby Facility: Occupancy rose from 86% to 87% in one month.
•Weslayan Facility: Improved from 81% to 85% in the same period.
•Delray Facility: Transitions to internal management on July 1 and is well-positioned for similar success.

These gains are driven by hyperlocal marketing, business partnerships, and weekly community outreach led by our onsite managers—ensuring we stay close to our customers and ahead of the competition.

What’s Next: Scalable Growth & Shareholder Value

We are executing a long-term strategy designed to strengthen tenant relationships, optimize occupancy, and enhance cash flow. This includes:

•A referral program incentivizing tenant-driven growth
•Targeted rate adjustments and unit reconfigurations for higher yield
•Facility upgrades to meet modern expectations and drive retention

At the same time, market dynamics are shifting in our favor. The slowdown in new development and tighter credit conditions are creating acquisition and expansion opportunities.

A Pivotal Moment for Silver Star

We’re entering a new chapter—one defined by disciplined growth, operational control, and long-term value creation.

Silver Star is rising.

We thank you for your continued trust and support.

Vote FOR the strategic pivot to self-storage—a critical step to securing value, driving performance, and strengthening our collective future.

Voting instructions have been sent via email and postal mail. For your convenience, you may also vote online at: https://web.viewproxy.com/silverstarreit/2025

Media Contact:
📧 press@silverstarREIT.com
Investor Relations Contact:
Investor Relations Coordinator
📧 investorrelations@silverstarREIT.com
📞 877-734-8876

ADDITIONAL INFORMATION AND WHERE TO FIND IT
The Company has filed with the SEC a definitive proxy statement on Schedule 14A on May 29, 2025, containing relevant documents with respect to its solicitation of proxies for the Company’s 2025 Annual Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company website at www.silverstarreit.com.

Participants in the Solicitation

Silver Star and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the 2025 Annual Meeting. Information regarding Silver Star’s directors and executive officers is contained in the definitive proxy statement. As of June 20, 2025, the Silver Star Executive Committee, current directors, other than Allen Hartman, and executive officers beneficially owned approximately 3,517,313 shares, or 1.89%, of Silver Star common stock. Additional information regarding the interests of such participants is included in the definitive proxy statement and is available free of charge at the SEC’s website at www.sec.gov.

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Forward-Looking Statements: This message contains a number of forward-looking statements. Because such statements include a number of risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements, and investors should not place undue reliance on any such statements. Forward-looking statements can often be identified by words such as “continues,” “can,” expect,” “intend,” “will,” “anticipate,” “estimate,” “may,” “plan,” “believe” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the Company’s search for a new auditor and its hope that a new auditor can be engaged in the near future and that its annual report on Form 10-K can be completed and publicly filed; the continuation of the examination of the current operations of Southern Star; the Company’s intent to consider various alternatives, including the possible sale of Southern Star, the sale of specific assets within individual DSTs and dissolution of the respective trusts, and/or the outsourcing of various aspects of Southern Star’s operations; the Company’s plan to update investors with respect to the status of Southern Star as appropriate; the Company’s expectations and beliefs regarding the Hartman litigation; the timing and ultimate resolution of the various litigation, fight for corporate control and other matters involving Hartman; the continued execution of the Company’s strategy of pivoting into the self-

storage space; the Company’s continual evaluation of its legacy assets in order to maximize shareholder value; the Company’s policy to not dispose of any asset for less than its maximum determinable value and to maximize earnings and value; the implications to the Company of the assignment of an OTC trading symbol for its common stock; whether the Company may be subject to certain FINRA rules; any actions the Company may need to take to comply with any FINRA rules; the Company’s continual evaluation of various options to provide greater shareholder liquidity, including its intention to seek listing of its common stock on a securities exchange or admission to over-the-counter trading, a public offering, a listing of the common stock on an exchange or admission to OTC trading without a public offering, and merger and/or acquisition opportunities; the Company’s belief that further legal action could ensue to unwind the issuance of common shares under the Rights Plan if Hartman prevails in his efforts to set aside or invalidate the Rights Plan or to cause the dilutive issuance of additional common shares to Hartman, as well as any further action Hartman may take to prevent other Company shareholders from receiving benefits under the Rights Plan. None of the foregoing are guarantees or assurances of future outcomes or results and all are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Forward-looking statements in this press release speak only as of the date on which such statements were made, and the Company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.